Exhibit 10.38

SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND PARTIAL EXCHANGE AGREEMENT

This Sixth Amendment to Second Amended and Restated Credit Agreement and Partial Exchange Agreement (this “Sixth Amendment”) is made as of June 23, 2004 among FIREARMS TRAINING SYSTEMS, INC., a Delaware corporation (the “Parent”), FATS, INC., a Delaware corporation (the “Borrower”), the financial institutions listed on the signature pages hereof (the “Lenders”) and BANK OF AMERICA, N.A., as Agent and Issuing Bank (the “Agent”).

RECITALS

A. The Parent, the Borrower, the Lenders and the Agent are parties to the Second Amended and Restated Credit Agreement and Partial Exchange Agreement dated as of April 1, 2000, the First Amendment to Second Amended and Restated Credit Agreement and Partial Exchange Agreement dated as of December 31, 2001, the Second Amendment to Second Amended and Restated Credit Agreement and Partial Exchange Agreement dated as of March 29, 2002, the Third Amendment to Second Amended and Restated Credit Agreement and Partial Exchange Agreement dated as of July 10, 2002, the Fourth Amendment to Second Amended and Restated Credit Agreement and Partial Exchange Agreement dated as of March 14, 2003 and the Fifth Amendment to Second Amended and Restated Credit Agreement and Partial Exchange Agreement dated as of June 26, 2003 (as amended, the “Credit Agreement”). All terms used but not defined herein shall have the meanings given them in the Credit Agreement.

B. The Parent and the Borrower have requested that the Lenders amend certain provisions of the Credit Agreement to extend the maturity date of the Senior Secured Loans, the Junior Secured Loans, the New Revolving Loans and the Letters of Credit from October 15, 2004 to October 15, 2005.

C. The Lenders have agreed to the requested amendment on the terms and conditions of this Sixth Amendment.

AGREEMENT

The parties hereto agree as follows:

Section 1. Mandatory Prepayments.

(a) Section 2.12(h) is amended to read in its entirety as follows:

“(h) The Borrower shall make all necessary prepayments of principal on the Senior Secured Notes in a timely manner to ensure that the amount outstanding under the Senior Secured Notes shall at no time exceed the applicable Senior Secured Loans Amount. To the extent not previously paid, the Borrower shall prepay the amount due under the Senior Secured Notes as follows:

(i) $400,000 on December 30, 2003;

(ii) $500,000 on June 29, 2004;

(iii) $2,000,000 on the earlier of (x) August 30, 2004 or (y) one Business Day after the Borrower receives the Carabinieri Receivables;

(iv) $400,000 on December 31, 2004; and

(v) $1,100,000 on June 30, 2005.

(b) The following defined term is hereby added to the Credit Agreement in appropriate alphabetical order:

“Carabinieri Receivables” shall mean an amount equal to approximately $9,453,659 expected to be received by the Borrower from Carabinieri on or about August 1, 2004.

Section 2 Loan Maturity. The following defined terms are amended to read in their entirety as follows:

“Junior Secured Loans Maturity Date” shall mean October 15, 2005

“New Revolving Credit Maturity Date” shall mean October 15, 2005

“Senior Secured Loans Maturity Date” shall mean October 15, 2005

Section 3 Amendment Fee. The Borrower shall pay to the Agent, for the account of the Lenders, a nonrefundable amendment fee with respect to each Senior Secured Note, Junior Secured Note, New Revolving Credit Note and Letter of Credit that has had its maturity date extended pursuant to this Sixth Amendment in an amount equal to the Dollar Amount of the face amount of such Senior Secured Note, Junior Secured Note, New Revolving Credit Note and Letter of Credit multiplied by a percentage equal to 1% (collectively, the “Amendment Fee”). Such fees shall be payable to the Lenders on September 30, 2004 to be shared ratably among them in accordance with their respective Applicable Percentages.

Notwithstanding the foregoing, in the event that the Credit Agreement has been terminated and all Obligations thereunder have been paid in full prior to September 30, 2004, the Amendment Fee shall be reduced by 50% and shall be payable to the Lenders on the date the Credit Agreement is terminated and all Obligations thereunder are paid in full.

Section 4. Representations and Warranties. The Parent and the Borrower hereby represent and warrant to the Lenders and the Agent, as follows:

(a) The representations and warranties set forth in Article III of the Credit Agreement, and in each other Loan Document, including any Schedules thereto, are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date.

(b) Each of the Parent, the Borrower and the other Loan Parties is in compliance with all the terms and conditions of the Credit Agreement and the other Loan Documents on its part to be observed or performed and no Default or Event of Default has occurred or is continuing under the Credit Agreement.

(c) The execution, delivery and performance by the Parent and the Borrower of this Sixth Amendment have been duly authorized by the Parent and the Borrower.

(d) This Sixth Amendment constitutes the legal, valid and binding obligation of the Parent and the Borrower, enforceable against them in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, voidable preference or similar laws and the application of equitable principles generally.

(e) The execution, delivery and performance by the Parent and the Borrower of this Sixth Amendment (i) do not conflict with or violate (A) any provision of law, statute, rule or regulation, or of the articles of incorporation or by-laws of the Parent or the Borrower, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Parent or the Borrower is a party or by which either of them or any of their property may be bound and (ii) does not require any consents under, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or give rise to increased, additional, accelerated or guaranteed rights of any person under any such indenture, agreement or instrument.

Section 5. Effectiveness. This Sixth Amendment shall become effective upon satisfaction of the following conditions precedent:

(a) The Agent shall have received duly executed counterparts of this Sixth Amendment which, when taken together, bear the authorized signatures of the Parent, the Borrower and each of the Lenders.

(b) The Lenders shall be satisfied that the representations and warranties set forth in Section 4 hereof are true and correct on and as of the date hereof.

(c) There shall not be any action pending or any judgment, order or decree in effect which, in the judgment of the Lenders or their counsel, is likely to restrain, prevent or impose materially adverse conditions upon performance by the Parent, the Borrower or any other Loan Party of its obligations under the Loan Documents.

(d) The Lenders shall have received such other documents, legal opinions, instruments and certificates as they shall reasonably request, and such other documents, legal opinions, instruments and certificates shall be satisfactory in form and substance to the Lenders and their counsel. All corporate and other proceedings taken or to be taken in connection with this Sixth Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Lenders and their counsel.

Section 6. Reference to and Effect on the Credit Agreement. Except as specifically amended, waived, modified and agreed to above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

Section 7. Governing Law. This Sixth Amendment shall be construed in accordance with and governed by the laws of the State of New York.

Section 8. Counterparts. This Sixth Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery by facsimile by any of the parties hereto of an executed counterpart of this Sixth Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Sixth Amendment.

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[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

FIREARMS TRAINING SYSTEMS, INC. as Parent

By:
Name:
Title:

FATS, INC. as Borrower

By:
Name:
Title:

NON CENTRE ENTITIES

BANK OF AMERICA, N.A., as Agent and Issuing Bank

By:
Name:
Title:

BANC OF AMERICA STRATEGIC SOLUTIONS, INC., as a Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

SPECIAL SITUATIONS OPPORTUNITY FUND I, LLC, by First Source Financial, Inc., its Agent/Asset Manager

By:
Name:
Title:

CENTRE ENTITIES, individually and as Lenders

CENTRE CAPITAL INVESTORS II, L.P. CENTRE CAPITAL TAX-EXEMPT INVESTORS II, L.P.
CENTRE CAPITAL OFFSHORE INVESTORS II, L.P.

By:	Centre Partners II, L.P., as General Partner

By:	Centre Partners Management LLC, as Attorney-in-Fact

By:
Managing Director

CENTRE PARTNERS COINVESTMENT, L.P.

By:	Centre Partners II LLC, as General Partner

By:
Managing Director